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                                                                 EXHIBIT 99.8(d)


                   ADDENDUM TO FUND PARTICIPATION AGREEMENT
                   ----------------------------------------

           (to add Aggressive Equity and Emerging Markets Portfolios)

                   ADDENDUM TO PARTICIPATION AGREEMENT
                   -----------------------------------

  The Participation Agreement, made the 6th day of November, 1992 and subsequently amended on January 4, 1994 and August 15, 1994, by and between PACIFIC MUTUAL LIFE INSURANCE COMPANY (the "Company"), a life insurance company domiciled in California, on its behalf and on behalf of the segregated asset accounts of the Company listed on Exhibit A to this Agreement (the "Separate Accounts"); Pacific Select Fund (the "Fund"), a Massachusetts business trust; and Pacific Equities Network ("Distributor"), a California Corporation (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement ("Addendum"), which is made this 20th day of November, 1995.

                             WITNESSETH:

  WHEREAS, the Fund is authorized to issue separate classes of shares of beneficial interest ("Shares") each representing an interest in a separate portfolio of assets known as a "series" and each series has its own investment objective, policies, and limitations; and

  WHEREAS, the Fund is available to offer shares of one or more of its series to separate accounts of insurance companies that fund variable life insurance policies and variable annuity contracts ("Variable
Contracts"); and

  WHEREAS, the Fund currently consists of twelve separate series designated as the Money Market Portfolio, Managed Bond Portfolio, High Yield Bond Portfolio, Government Securities Portfolio, Growth Portfolio, Equity Income Portfolio, Multi-Strategy Portfolio, International Portfolio, Equity Index Portfolio, Growth LT Portfolio, Equity Portfolio and Bond and Income Portfolio (each referred to as a "Series" in the Agreement, and hereinafter referred to as a "Portfolio"); and

  WHEREAS, the Fund intends to establish two additional Portfolios to be designated as the Emerging Markets Portfolio and Aggressive Equity Portfolio; and

  NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

       The Agreement is amended by replacing the second paragraph with the following language:

       "WHEREAS, the Fund is available to offer shares of one or more of its Portfolios to separate accounts of insurance companies that fund variable life insurance policies and variable annuity contracts ("Variable Contracts") and to serve as an investment medium for Variable Contracts offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"), and the Fund is comprised of multiple separate Portfolios, and other Portfolios may be established in the future; and"


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      IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.


                        PACIFIC SELECT FUND


Attest: /s/ AUDREY L. MILFS                 By: /s/ THOMAS C. SUTTON
Name:  Audrey L. Milfs                      Name:  Thomas C. Sutton
Title:  Secretary                           Title:  President


                      PACIFIC EQUITIES NETWORK


Attest: /s/ AUDREY L. MILFS                 By: /s/ GERALD W. ROBINSON
Name:  Audrey L. Milfs                      Name:  Gerald W. Robinson
Title:  Secretary                           Title:  President, Director & CEO


Attest: /s/ AUDREY L. MILFS                 By: /s/ EDWARD R. BYRD
Name:  Audrey L. Milfs                      Name:  Edward R. Byrd
Title:  Secretary                           Title:  CFO & Treasurer


                PACIFIC MUTUAL LIFE INSURANCE COMPANY


Attest: /s/ DIANE N. LEDGER                 By: /s/ THOMAS C. SUTTON
Name:  Diane N. Ledger                      Name:  Thomas C. Sutton
Title:  Assistant Vice President            Title:  Chairman and CEO


Attest: /s/ DIANE N. LEDGER                 By: /s/ GLENN S. SCHAFER
Name:  Diane N. Ledger                      Name:  Glenn S. Schafer
Title:  Assistant Vice President            Title:  Chief Financial Officer

                                   EXHIBIT B

                            MONEY MARKET PORTFOLIO
                            MANAGED BOND PORTFOLIO
                        GOVERNMENT SECURITIES PORTFOLIO
                           HIGH YIELD BOND PORTFOLIO
                               GROWTH PORTFOLIO
                              GROWTH LT PORTFOLIO
                            EQUITY INCOME PORTFOLIO
                           MULTI-STRATEGY PORTFOLIO
                               EQUITY PORTFOLIO
                           BOND AND INCOME PORTFOLIO
                            EQUITY INDEX PORTFOLIO
                            INTERNATIONAL PORTFOLIO
                          EMERGING MARKETS PORTFOLIO
                          AGGRESSIVE EQUITY PORTFOLIO